Exhibit 99.1
FIGURE TECHNOLOGY SOLUTIONS REPORTS THIRD QUARTER 2026 RESULTS
NEW YORK, November 12, 2026 (GLOBE NEWSWIRE) — Figure Technology Solutions (Nasdaq: FIGR; OPEN: FGRS), the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets, today announced financial results for the three and nine months ended September 30, 2026.
“This was a record quarter for Figure, highlighted by another consecutive quarter of over 100% volume growth and the rapid expansion of our capital-light marketplace, with Figure Connect now making up 72% of our standalone volume. The successful acquisition of Kiavi adds diversified new asset classes to our ecosystem and supercharges our marketplace growth. As we work towards expanding the reach of our technology and bringing large institutional buyers onto our blockchain rails, we are rapidly scaling the future of capital markets.”
- Michael Tannenbaum, CEO
Q3 2026 Quarterly Financial Highlights
•Loan Marketplace volume was $5.8 billion in the quarter, a 135% increase from the prior year including $677 million of volume contributed by Kiavi, which was acquired effective September 1, 2026. Total Loan Marketplace Volume included Figure Connect Volume of $4.3 billion.

•Net revenue was $287 million, an increase of 84% year-over-year. Adjusted Net Revenue was $283 million, an increase of 83% from the third quarter of 2025.

•Net income remained flat at $89 million; net income margin was 31%, a decrease of 26 percentage points year-over-year.

◦Q3 2025 net income included a one-time tax benefit of $31 million primarily due to the recognition of deferred tax assets following the recombination of FT Intermediate, Inc. and Figure Markets Holdings, Inc.

•Adjusted EBITDA increased 91% year-over-year to $164 million; Adjusted EBITDA margin reached 58%, an increase of 3 percentage points year-over-year.

•Cash and cash equivalents, excluding restricted cash, totaled $1.6 billion, an increase of $392 million, or 33% compared to December 31, 2025.

•Loans held for sale totaled $644 million, an increase of $240 million, or 59%, compared to December 31, 2025.

Financial Highlights

$ in thousands, except per share or otherwise noted	Q3	Q3	9M YTD	9M YTD	Q3		9M YTD
(Unaudited)	2026	2025	2026	2025	YoY %		YoY%
GAAP Results:
Net Revenue	$287,122	$156,365	$679,717	$346,952	84%		96%
Net Income	89,315	89,822	221,798	119,203	(1)%		86%
Net Income margin	31%	57%	33%	34%	-26	p.p.	-2	p.p.
Earnings per Share - Basic	$0.40	$0.42	$1.00	$0.48	(5)%		108%
Earnings per Share - Diluted	0.36	0.34	0.90	0.38	6%		137%

Non-GAAP Results(1):
Adjusted Net Revenue	$283,347	$155,115	$668,635	$353,992	83%		89%
Adjusted EBITDA	163,564	85,443	365,639	166,653	91%		119%
Adjusted EBITDA margin	58%	55%	55%	47%	+3	p.p.	+8	p.p.
(1) See “Non-GAAP Financial Measures” at the end of this earnings release for details regarding these measures, including reconciliations of the Non-GAAP Financial Measures to their most directly comparable GAAP measures.
Selected Metrics

$ in millions unless noted	Q3	Q3	9M YTD	9M YTD	Q3		9M YTD
(Unaudited)	2026	2025	2026	2025	YoY %		YoY%
Loan Marketplace Volume	5,796	2,469	12,957	5,673	135%		128%
Figure Connect Volume	4,259	1,131	8,644	2,376	276%		264%
Gross Take Rate	3.9%	5.2%	4.1%	4.9%	-1.3	p.p.	-0.8	p.p.
Net Take Rate	3.5%	4.4%	3.6%	4.1%	-0.9	p.p.	-0.5	p.p.

$ in millions unless noted	As of
(Unaudited)	September 30, 2026	December 31, 2025
$YLDS in Circulation	$504	$328
Prime (formerly Democratized Prime):
Matched Offers	588	206
Borrower Demand	600	246
Available Lender Supply	825	213
Recent Business Highlights
•Figure Connect reached 72% of standalone Loan Marketplace volume in the quarter, reflecting the rapid transition toward our capital light model.

•Expanded our partner base to 612 standalone partners and 894 including Kiavi, including over 20 active depository partners.

•Small/Medium Business (“SMB”) loan originations achieved a major milestone, crossing a $500 million run-rate volume supported by over 150 active partners.

•Deployed a new agentic Loan Officer Assistant in partnership with Sierra, which has processed roughly $260 million in funded loans and driven a 29% increase in funded dollars per loan approval.

•Scaled blockchain-based settlement efficiency, with 28 participants now utilizing the YLDS stablecoin for marketplace transactions.

•Completed the acquisition of Kiavi on September 1, adding $8 billion in annual run-rate volume and expanding Figure into the Residential Transition Loan (“RTL”) and Debt Service Coverage Ratio (“DSCR”)

markets. Actioned $30 million in initial cost synergies since closing the transaction.
•Board of Directors authorized a $200 million increase to the share repurchase program, bringing total authorization to $400 million.

Operating Outlook

The guidance for Q4 2026 provided below constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.

Q4 2026 Guidance
Loan Marketplace Volume	$6.2 - $6.7 billion
Gross Take Rate	3.1% - 3.4%

Webcast Information
Figure will host a conference call and webcast at 8:30 a.m. Eastern Time, November 12, 2026 to discuss its results and outlook. A link to the live discussion and accompanying presentation will be made available on the Company’s investor relations website at https://investors.figure.com/. A replay will also be made available following the discussion at the same website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including without limitation statements regarding our ability to realize the expected benefits of the completed Kiavi acquisition and to successfully integrate the business of Kiavi, future financial performance and guidance, including our expectations regarding our Loan Marketplace Volume and Gross Take Rate; our ability to remain profitable; our ability to maintain, expand, and enter into new relationships with partners and loan purchasers on the secondary market; our ability to broaden our network of partners; and our ability to successfully execute our business and growth strategy, including the expected benefits of our capital-light marketplace business model and its effect on our exposure to lending market conditions; marketplace volume, adoption, and liquidity, including the growth and performance of our Loan Marketplace, Figure Connect, and Prime platforms and our SMB loan products; and our blockchain ecosystem and infrastructure initiatives, including our ability to expand the adoption of our blockchain-native products and services by institutional participants, and the development and performance of our digital asset offerings and our AI-enabled tools. These statements involve known and unknown risks, uncertainties, and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and similar expressions. Forward-looking statements are predictions based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These statements speak only as of the date of this press release.
Important factors that could cause actual results to differ materially include, among others: our history of losses and the risk that we may not maintain profitability; our reliance on HELOCs and exposure to fluctuations in the HELOC market and housing values; our ability to attract and retain borrowers, partners, and loan purchasers and to drive adoption of Figure-branded and Partner-branded channels including Figure Connect; loan performance and default rates and the effect of credit performance on access to and pricing of warehouse facilities, whole-loan sales, and securitizations; changes in interest rates and U.S. monetary policy that impact originations, funding costs, and investor demand; legal and regulatory risks affecting lending and mortgage-related activities and the evolving framework for digital assets, including potential changes in the characterization or regulation of certain digital assets and related products; dependence on key third-party providers including cloud, custodial, valuation, and data vendors and risks from outages or service disruptions; technology failures, cybersecurity incidents, or other operational disruptions; protection and enforcement of intellectual property; compliance with licensing, consumer protection, privacy, data security, and sanctions/AML laws, and shifting enforcement priorities at the federal and state levels; our ability to meet our public company reporting and internal control obligations; competition; macroeconomic and geopolitical conditions; our dual-class structure and concentrated voting control and related impacts on corporate governance; equity market volatility affecting our Class A common stock; and the other risks described in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026, and in our other filings with the SEC.
You should read this press release and the documents we reference in it with the understanding that actual future results may differ materially from our expectations. We qualify all forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events, changed circumstances, or otherwise.
About Non-GAAP Financial Measures and Key Operating Metrics
Financial Measures
We present certain non-GAAP financial measures and key operating metrics. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures prepared in accordance with GAAP. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Key Operating Metrics
Loan Marketplace Volume
We define Loan Marketplace Volume as the total U.S. dollar equivalent value of originations of HELOCs, RTLs, DSCRs, and personal loans on our loan origination system, as well as the volume of third-party loans traded on Figure Connect. Beginning with the three months ended September 30, 2026, Loan Marketplace Volume (previously referred to as Consumer Loan Marketplace Volume) includes investor-focused loans originated on Kiavi’s platform following our acquisition of Kiavi on September 1, 2026, which contributed $677 million to Loan Marketplace Volume for the three and nine months ended September 30, 2026. Prior periods have not been recast because there is no impact to prior periods. We believe this measure is an indication of our scale and represents a potential revenue opportunity from the technology used for loan originations.
Gross Take Rate
Gross Take Rate is derived from the sum of ecosystem and technology fees, origination fees, gain on sale of loans, net and gain on servicing asset, net from our consolidated statement of operations. These items represent revenue generated from Figure-branded and Partner-branded volume. Valuation changes in fair value of mortgage servicing rights, which we believe are not indicative of operating performance, are deducted. Unlike Net Take Rate, marketing expenses in our operating expense are not deducted. This amount is divided by overall Loan Marketplace Volume for that period.
Net Take Rate
Net Take Rate is derived from the sum of ecosystem and technology fees, origination fees, gain on sale of loans, net and gain on servicing asset, net from our consolidated statement of operations. These items represent revenue generated from Figure-branded and Partner-branded volume. Valuation changes in fair value of mortgage servicing rights, which we believe are not indicative of operating performance, and marketing expenses in our operating expenses are deducted. This net amount is divided by overall Loan Marketplace Volume for that period.
YLDS In Circulation
We define YLDS in Circulation as the total U.S. dollar equivalent value of unsecured face-amount certificates solely backed by the assets of Figure Certificate Company (FCC), which is the issuer of the certificates. This is reported as an end of period outstanding balance.

Matched Offers
We define Matched Offers as the U.S. dollar equivalent value of offers matched between borrower and lenders on the Prime platform. This is reported as an end of period outstanding balance.
Borrower Demand
We define Borrower Demand as the U.S. dollar equivalent value that borrowers seek to borrow from the lending pool on the Prime platform. This is reported as an end of period outstanding balance.
Available Lender Supply
We define Lender Supply as the U.S. dollar equivalent value that lenders have made available in the lending pool on the Prime platform. This is reported as an end of period outstanding balance.

Non-GAAP Financial Measures
Adjusted Net Revenue
Adjusted Net Revenue is a non-GAAP financial measure used by our management to evaluate operating performance. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, Adjusted Net Revenue provides a useful measure for period-to-period comparisons of our business, as it removes the effect of a non-cash, non-realized adjustment that is included in net revenue. Adjusted Net Revenue is defined as net revenue excluding the change in fair value of MSR due to model inputs and assumptions and change in fair value of marketable securities associated with changes in our estimates that management has determined are not reflective of our operating performance, and net of interest paid to holders of YLDS.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures used by our management to evaluate operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, these measures provide useful information for period-to-period comparisons of our business, as they remove the effect of certain non-cash items, variable charges, non-recurring items, unrealized gains or losses or other similar non-cash items that are included in net income or expenses associated with the early stages of the business that are expected to ultimately terminate, pursuant to the terms of certain existing contractual arrangements or expected to continue at levels materially below the historical level, or that otherwise do not contribute directly to management’s evaluation of its operating results. Adjusted EBITDA is defined as net income excluding interest expense incurred in connection with our debt obligations other than debt associated with our funding of loans held for sale, income taxes, amortization expense, stock-based compensation expense, non-cash changes in certain financial instruments, and other items that management has determined are not reflective of our ongoing operating performance. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by adjusted net revenue. The most directly comparable GAAP measure is net income margin (calculated as net income divided by total net revenue).
Beginning with the quarter ended March 31, 2026, we excluded valuation changes in the fair value of marketable securities from Adjusted Net Revenue and Adjusted EBITDA and began presenting YLDS funding costs net within Adjusted Net Revenue. Beginning with the quarter ended June 30, 2026, we excluded acquisition-related costs from Adjusted EBITDA. Prior period amounts presented in the reconciliation table below have been recast to conform to the current presentation. Amortization expense excluded from Adjusted EBITDA includes amortization of intangible assets recognized in the Kiavi acquisition, which closed on September 1, 2026.
Management excludes period-to-period changes in the fair value of marketable securities from Adjusted Net Revenue and Adjusted EBITDA because they reflect non-cash, unrealized mark-to-market fluctuations driven by external market factors, including changes in discount rates, prepayment speeds, and credit spreads, that are not reflective of the Company's underlying operating performance.
The Company’s economic benefit from YLDS is the 35 basis point spread it retains on outstanding balances, regardless of the total amount of YLDS in circulation. Management therefore presents YLDS-related interest expense net of associated interest income within Adjusted Net Revenue, as it believes this net spread is the most meaningful measure of the YLDS’s contribution to operating performance.

The following table presents a reconciliation of Total Net Revenue to Adjusted Net Revenue, Net Income to Adjusted EBITDA and Net Income margin to Adjusted EBITDA margin for the three and nine months ended September 30, 2026 and 2025:

$ in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2026	2025	2026	2025
Total net revenue	$287,122	$156,365	$679,717	$346,952
Adjusted for:
Change in fair value of MSRs due to model inputs and assumptions	(7,861)	(331)	(17,440)	10,220
Valuation changes in fair value of marketable securities(A)	6,190	(943)	10,853	(3,174)
YLDS funding costs(A)	(2,104)	24	(4,495)	(6)
Adjusted net revenue	$283,347	$155,115	$668,635	$353,992

Net income	$89,315	$89,822	$221,798	$119,203
Adjusted for:
Change in fair value of MSRs due to model inputs and assumptions	(7,861)	(331)	(17,440)	10,220
Valuation changes in fair value of marketable securities(A)	6,190	(943)	10,853	(3,174)
Change in fair value of digital assets and related investments	(4,962)	(3,745)	889	3,546
Services exchanged for issuance of warrants	—	2,459	—	7,863
Registration costs	1,399	2,430	4,559	4,277
Acquisition-related costs(A)	15,455	—	20,131	—
Restructuring costs	2,351	689	2,379	3,672
Stock-based compensation expense	24,271	17,469	76,247	22,730
Amortization(B)	8,413	4,304	17,477	12,381
Non-funding interest expense	16,127	4,752	27,273	12,811
Income tax provision (benefit)	12,866	(31,463)	1,473	(26,876)
Adjusted EBITDA	$163,564	$85,443	$365,639	$166,653
Net income margin	31.1%	57.4%	32.6%	34.4%
Adjusted EBITDA margin	57.7%	55.1%	54.7%	47.1%
(A)The Company added valuation changes in the fair value of marketable securities and YLDS funding costs to its definition of Adjusted Net Revenue, and valuation changes in the fair value of marketable securities to its definition of Adjusted EBITDA effective March 31, 2026. Additionally, the Company added acquisition-related costs to the definition of Adjusted EBITDA effective June 30, 2026. These adjustments have been applied retrospectively to all periods presented.
(B)Amortization expense includes amortization of intangible assets recognized in the Kiavi acquisition, which closed on September 1, 2026.

About Figure
Figure Technology Solutions, Inc. (Nasdaq: FIGR; OPEN: FGRS) is the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets. More than 800 partners use its loan origination system and capital marketplace. Collectively, Figure and its partners have originated over $30 billion of loans to date, among other products. The fastest growing components are Figure Connect, its credit marketplace, and Prime, Figure’s on-chain lend-borrow marketplace. Figure’s ecosystem also includes DART (Digital Asset Registry Technology) for asset custody and lien perfection, and $YLDS.
Figure is the market leader in real-world asset (RWA) tokenization. The Company has received AAA ratings from S&P and Moody’s on multiple loan securitizations, the first of its kind for blockchain finance. For more information, visit https://figure.com or follow Figure on LinkedIn.

FIGURE TECHNOLOGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,590,346	$1,198,141
Restricted cash	204,666	68,637
Loans held for sale, at fair value	644,266	404,337
Digital assets ($86,863 and $84,867 at fair value)	98,832	96,558
Accounts receivable, net (includes $66,947 and zero with related parties)	171,893	52,016
Other current assets (includes $24,067 and zero with related parties)	193,962	41,518
Total current assets	2,903,965	1,861,207
Loan servicing asset, at fair value	196,409	113,064
Marketable securities, at fair value	449,205	273,151
Digital assets, non-current	1,407	3,644
Deferred income taxes, net	12,035	26,037
Intangible assets, net	206,983	—
Goodwill	318,742	—
Other non-current assets	75,694	40,420
Total assets	$4,164,440	$2,317,523
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities (includes $18,590 and $66 to related parties)	$101,076	$29,501
Payables to loan owners (includes $81,295 and zero to related parties)	719,395	383,772
Debt, current ($97,986 and $100,519 at fair value)	151,958	160,959
Debt, current to related parties ($593,049 and $166,135 at fair value)	593,049	166,135
Other current liabilities	74,855	105,642
Total current liabilities	1,640,333	846,009
Debt, non-current	998,275	230,143
Lease liability, non-current	7,232	4,173
Total liabilities	2,645,840	1,080,325
Commitments and Contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value per share: 100,000,000 shares authorized, no shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Class A common stock — $0.0001 par value per share: 1,000,000,000 shares authorized, 184,851,162 shares issued and 184,538,662 shares outstanding at September 30, 2026; 1,000,000,000 shares authorized, 178,485,407 shares issued and outstanding at December 31, 2025	18	19
Class B common stock — $0.0001 par value per share: 199,481,062 shares authorized, 38,229,313 shares issued and outstanding at September 30, 2026; 200,000,000 shares authorized, 37,893,047 shares issued and outstanding at December 31, 2025	4	4
Blockchain common stock — $0.0001 par value per share: 500,000,000 shares authorized, 2,380,904 and no shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Treasury stock, at cost — 312,500 shares and no shares at September 30, 2026 and December 31, 2025, respectively	(9,700)	—
Additional paid-in capital	1,493,241	1,415,804
Retained earnings (accumulated deficit)	34,968	(186,993)
Total Figure Technology Solutions, Inc. stockholders’ equity	1,518,531	1,228,834
Noncontrolling interests in consolidated subsidiaries	69	8,364
Total stockholders’ equity	1,518,600	1,237,198
Total liabilities and stockholders’ equity	$4,164,440	$2,317,523

FIGURE TECHNOLOGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenue:
Ecosystem and technology fees	$109,783	$35,691	$229,954	$79,445
Servicing fees	18,358	7,882	39,486	22,537
Interest income	29,978	13,420	72,163	36,610
Origination fees	28,192	21,415	77,668	50,142
Gain on sale of loans, net	57,753	62,618	164,681	128,722
Gain on servicing asset, net	39,440	9,332	81,400	11,502
Marketable securities income, net	1,865	5,387	9,496	17,066
Other revenue	1,753	620	4,869	928
Total net revenue	287,122	156,365	679,717	346,952
Expenses:
General and administrative	59,007	36,366	156,030	71,603
Technology and product development	20,130	15,915	51,286	49,349
Operations and processing	37,374	18,217	87,735	45,342
Sales and marketing	36,847	22,144	93,068	54,077
Interest expense	29,742	12,450	66,301	35,798
Other expense (income)	2,228	(1,445)	3,825	2,268
Total expenses	185,328	103,647	458,245	258,437
Operating income	101,794	52,718	221,472	88,515
Other income, net	387	5,641	1,799	3,812
Income before income taxes	102,181	58,359	223,271	92,327
Income tax provision (benefit)	12,866	(31,463)	1,473	(26,876)
Net income	89,315	89,822	221,798	119,203
Net income attributable to noncontrolling interests in consolidated subsidiaries	—	246	92	505
Net income attributable to Figure Technology Solutions, Inc.	$89,315	$89,576	$221,706	$118,698

Net income per share of Class A, Class B, and Blockchain common stock
Basic	$0.40	$0.42	$1.00	$0.48
Diluted	$0.36	$0.34	$0.90	$0.38
Weighted-average Class A, Class B, and Blockchain common shares outstanding
Basic	224,349,649	103,571,820	220,988,969	80,896,185
Diluted	247,387,034	129,922,329	247,670,690	103,106,387